INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-15445, 333-39383, 333-74473, 333-75719 on Form S-3, and No. 333-74809 on
Form S-4 of FINOVA Capital Corporation (a subsidiary of The FINOVA Group Inc.) of our report dated April 23, 1999 appearing in this Annual Report on Form 10-K of FINOVA Capital Corporation for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Phoenix, Arizona

March 7, 2000